UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2015

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 438-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.Regulation FD Disclosure.

On June 19, 2015, TRI Pointe Homes, Inc. (“TRI Pointe”) issued a press release announcing the final results of its offers to exchange (the “Exchange Offers”) (i) $450,000,000 aggregate principal amount of newly issued 4.375% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the related guarantees, for a like principal amount of outstanding restricted 4.375% Senior Notes due 2019, and the related guarantees, and (ii) $450,000,000 aggregate principal amount of newly issued 5.875% Senior Notes due 2024 that have been registered under the Securities Act, and the related guarantees, for a like principal amount of outstanding restricted 5.875% Senior Notes due 2024, and the related guarantees. The Exchange Offers expired at 5:00 p.m. New York City time on June 17, 2015, and settlement occurred on June 18, 2015.

A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01.Financial Statements and Exhibits

(d)List of Exhibits

Exhibit No.	Description
99.1	Press Release of TRI Pointe Homes, Inc. dated June 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Homes, Inc.

Date: June 19, 2015	By: /s/ Bradley W. Blank___________________
Name: Bradley W. Blank
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TRI Pointe Homes, Inc. dated June 19, 2015.